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                                 EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT


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
                          STATE OF                 NAMES UNDER WHICH
NAME OF SUBSIDIARY        INCORPORATION    SUBSIDIARY IS DOING BUSINESS
------------------        -------------    ----------------------------
Newmanco, Inc.            New Mexico       A-1 Rental Centers
                                           A-1 Power Center

Titus Rental Service      Michigan         Suburban Rent-It Co.
Companies, Inc.                            Able Party Rental
                                           Rental Service Companies, Inc.
                                           Brighton Rental Services
                                           Able Table and Chair Rental Service, Inc.
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